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                                                                   Exhibit 10.10


                              EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is entered into as of the 20th day of August, 2002 (the "Effective Date"), between Firepond, Inc. (the "Company") and Klaus Besier (the "Executive").

The Executive and the Company are parties to the letter agreement dated 02 April 2002, governing the terms of the Executive's employment with the Company (the "Letter Agreement"). The Company and the Executive agree to amend and restate the Letter Agreement in its entirety pursuant to this Agreement such that the Letter Agreement is no longer of any force or effect.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and for other good and valuable consideration, the sufficiency of which is hereby agreed, the Company and the Executive agree as follows:

1. SCOPE OF EMPLOYMENT.

You will serve in a full-time capacity as the President and Chief Executive Officer of the Company. The Company will continue to provide you with reasonably appropriate support staff. In addition, it is also anticipated that you will serve as the Chairman of the Board of Directors during your employment with the Company, subject to the continued corporate governance approvals.

3. COMPENSATION.

3.1 BASE SALARY. Executive shall receive an annual base salary of US $400,000.00 ("Base Salary"). The Base Salary shall be payable in cash, subject to applicable withholdings, in accordance with the current payroll policies of the Company.

3.2 INCENTIVE COMPENSATION BONUS. As further compensation, the Executive will be eligible to participate in the Company's Executive Incentive Plan approved by the Board of Directors and the bonus for which the Executive will be eligible under such plan will be 40% of the Executive's Base Salary. This plan may be altered, amended or terminated at any time in the discretion of the Company. Any bonus payments to the Executive under such plan shall be approved by the Compensation Committee of the Board of Directors.

3.3 EMPLOYEE BENEFITS. In addition, the Executive shall be eligible for all employee benefits offered to the Company's employees. In particular, the Executive will be entitled to the following benefits:

      (a) Vacation and Sick Leave. The Executive shall be eligible to participate in the Company's standard vacation and sick leave benefit plan and the number of vacation days afforded to Executive under the terms of this plan shall be 20 days per year.

      (b) Business Expense Reimbursement. The Executive shall receive reimbursement of


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      legitimate and reasonable business expenses incurred by the Executive on behalf of the Company, pursuant to the written policies of the Company in this regard.

      (c) 401(k) Plan. The Executive is eligible to participate in the 401(k) retirement benefit plan made available to the employees of the Company pursuant to the terms and conditions of such plan.

      (d) Insurance Plans. The Executive is eligible to participate in the life, health, dental, short and long-term disability plans made available to the employees of the Company pursuant to the terms and conditions of such plans.

      (e) Changes to Employee Benefit Plans. Nothing in this Agreement shall prevent the Company from changing, modifying, amending or terminating the employee benefit plans of the Company so as to eliminate, reduce or otherwise change any benefits payable under this Agreement.

      (f) Indemnification. You will be entitled to the benefit of the indemnification provisions contained in the Certificate of Incorporation and By-Laws of the Company applicable to its officers and directors (copies of which have been provided to you) and you will also be a party to any standard indemnification agreement for Company executive officers and directors that may be adopted by the Company.

3.4. STOCK OPTIONS. The Executive may be eligible for stock option grants from time to time as determined in the discretion of the Board of Directors. All such option grants shall be governed by the terms and conditions of the Company stock option plan under which the grant is made as well as the standard Stock Option Agreement (containing the Board of Directors approved change of control language) which must be signed by the Executive and the Company prior to such grants being effective. To the extent that (a) the vesting of the options is accelerated as a result of the aforementioned change of control event and (b) all or any portion of such options which are accelerated constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, (the "Excess Acceleration"), then the acceleration of such portion which constitutes the Excess Acceleration shall be subject to the condition precedent that it is approved by the shareholders of the Company in accordance with Section 280G(b)(5)(B) thereof and the proposed Treasury Regulations relating thereto. Further, pursuant to Section 9 of the Stock Option Agreement entitled "Effect of Certain Transactions", in the event there is a Transaction, there is an Assumption and the Executive does not continue with the successor entity in the role of Chief Executive Officer, then this event shall constitute a termination of the Optionee's Service Relationship for purposes of the Stock Option Agreement (capitalized terms as defined in the Stock Option Agreement).

3.5. REGISTRATION RIGHTS. Pursuant to Sections 3(b) and 4(a) of the Registration Rights Agreement, dated May 20, 1997 (the "Registration Rights Agreement"), among the Company, General Atlantic Partners 40, L.P., GAP Coinvestment Partners, L.P., Jerome D. Johnson and the shareholders named therein, the Company granted to the Designated Holders (as defined in the Registration Rights Agreement) certain "piggy-back" registration rights. The Company agrees that with respect to any and all shares of common stock of the Company owned or acquired by prior to, on or after the date hereof, you will be entitled to the "piggy-back" registration rights set forth in Sections 3(b) and 4(a) of the Registration Rights Agreement, provided that (i) you are obligated to perform all of the duties set forth in the Registration Rights Agreement as if you were an original signatory thereto, including, without limitation, the obligations set forth in Sections 3(b), 4(a), 5(a), 6(a), and 7(b) and (ii) such "piggy-back" registration rights shall cease


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when any of the events set forth in Section 2(b) of the Registration Rights
Agreement shall occur with respect to any shares of common stock of the Company owned or acquired by you.

4. TERMINATION. The Executive's employment with the Company is not for a specific term and can be terminated by either the Executive or the Company at any time, with or without cause, without further obligation hereunder. However, in the event that the Company terminates the Executive's employment "without cause" (as defined below) or the Executive terminates the Executive's employment with "good reason" (as defined below), the Executive will be entitled to receive the Executive's annual salary, payable in equal monthly installments in accordance with the Company's standard payroll schedule (subject to all applicable withholdings required by law) until the first anniversary of the effective date of such termination. In addition, the unvested portion of your Options shall terminate if (a) the Company terminates the Executive's employment for any reason or no reason or (b) the Executive terminates the Executive's employment with the Company for any reason or no reason. In the event of the Executive's death, this Agreement will terminate, except that the Executive's legal representatives shall be entitled to receive (i) the Executive's Base Salary, payable in equal monthly installments in accordance with the Company's standard payroll schedule (subject to all applicable withholdings required by law) until the first anniversary of the Executive's death; (ii) an amount equal to the incentive bonus paid to the Executive in the fiscal year immediately preceding the year of the Executive's death, payable in equal quarterly installments until the first anniversary of the Executive's death, and (ii) 100 percent of the unvested portion of the Executive's Options will become fully exercisable until the six month anniversary of the Executive's death (after which date they shall no longer be exercisable). If the Executive's employment is terminated by the Company without cause or by the Executive with good reason, the Company will extend the term of the vested portion of the Executive's Options until the earlier of (i) three months following the date of such termination or (ii) the effectiveness of a Liquidity Event. For purposes of this Agreement, "Liquidity Event" shall mean either (a) a sale of all or substantially all of the assets of the Company or (b) any merger or consolidation of the Company or a sale of the outstanding capital stock of the Company subsequent to the consummation of which the holders of the Company's voting stock prior to such transaction hold less than 50 percent of the outstanding voting stock of the surviving entity following such transaction.

Notwithstanding anything to the contrary set forth in this Agreement, in the event that the Company terminates the Executive's employment other than without cause or the Executive terminates the Executive's employment other than with good reason, this Agreement (other than Section 5) will terminate and the Company shall have no further obligations to the Executive hereunder.

      For purposes of this Agreement, (a) termination "without cause" shall mean termination for reasons other than (i) financial dishonesty, including, without limitation, misappropriation of funds or property of the Company, or any attempt by the Executive to secure any personal profit related to the business and the business opportunities of the Company without the informed approval of the Board of Directors; (ii) a repeated refusal to comply with reasonable directive of the Board of Directors, or the recklessness or willful misconduct in the performance of duties assigned to the Executive by such Board of Directors; or (iii) the conviction of any felony or any misdemeanor involving moral turpitude or fraud; and (b) termination with "good reason" shall mean the termination of the Executive's employment with the Company by written notice, effective on or after the date of delivery of such notice as specified therein, from the Executive to the Company, upon the occurrence of a material diminution in the Executive's title or office; the nature or scope of the Executive's authority, duties, responsibility or status; or the Executive's reporting responsibilities; provided, however, that no change referred to in the preceding clause

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shall be deemed to constitute a good reason if the Executive agrees to remain an employee of the Company.

5. MISCELLANEOUS.

5.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements between the parties, written or oral, to the extent they relate in any way to the subject matter hereof. The Company's standard stock option agreements and the Company's standard Employee Agreement Regarding Inventions, Confidentiality and Non-Competition as executed by the Executive, or executed in the future by the Executive, shall be made a part of this Agreement as well as all documents relating to the loan provided by the Company to the Executive including, without limitation the Loan and Pledge Agreement and the Amended and Restated Promissory Note. In the event there are any inconsistencies between this Agreement and the foregoing agreements, the terms of this Agreement shall take precedence.

5.2 NO ASSIGNMENT; ASSUMPTION. This Agreement is personal to the Executive and shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be binding upon any successor to the business or assets of the company which assumes this Agreement, whether expressly or by operation of law.

5.3 GOVERNING LAW. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of Massachusetts, without giving effect to any conflict of laws principles of Massachusetts law. Any legal action or suit related in any way to this Agreement shall be brought exclusively in the courts of Massachusetts. Both parties agree that the courts of Massachusetts are the exclusive convenient forum for the resolution of disputes.

5.4 AMENDMENTS. No amendments of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both the Company and the Executive.

5.5 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

5.6. NONCOMPETITION: CONFIDENTIALITY. The Executive acknowledges that (a) the Company is currently engaged in the business of technology enabled selling and sales force automation (the "Business"), (b) the Executive's employment with the Company will give the Executive access to confidential information of the Company, including, without limitation, records, notebooks, data, formulae, specifications, trade secrets, customer and supplier lists and secret inventions and processes, (c) the covenants contained in this Agreement are essential to protect the Business and goodwill of the Company and (d) the Executive has means to support the Executive and the Executive's dependents other than by engaging in the Business and the provisions of this Section 5.6 will not impair such ability. During the period of the Executive's employment with the Company and for a period of one year after the Executive's last payment to the Executive hereunder, the Executive will not (i) engage or participate in the Business,
(ii) enter the employ of, or render any other services to, any person or entity engaged in or competitive with the Business or (iii) directly or indirectly become interested in any person or entity referred to in the foregoing clauses
(i) and (ii) in any capacity. The Executive acknowledges that the compensation and other amounts paid to the Executive during the Executive's employment with the Company is


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intended to and does compensate the Executive for any inconveniences or economic deprivation resulting from the Executive's agreement not to compete with the Company.

      The Executive acknowledges that the Company and its affiliates have a legitimate and continuing proprietary interest in the protection of their confidential information and that they have invested substantial sums and will continue to invest substantial sums to develop, maintain and protect confidential information. Therefore, during and subsequent to the Executive's employment by the Company, the Executive agrees to keep secret and hold in confidence and not directly or indirectly disclose or use any such confidential information (except in the course of performing the Executive's duties for the Company), except to the extent authorized by the Company in writing. These obligation with respect to confidential information shall not apply to information that the Executive can establish is (i) publicly available from other resources other than as a result of disclosure by the Executive, (ii) already known to the Executive prior to the Executive's commencement of employment with the Company or (iii) provided to the Executive by another person or entity not subject to any limitations on its disclosure. All memoranda, notes, lists, records, drawings, specifications and related documents and other documents or papers (and all copies thereof) relating to the Company or any of its affiliates, including such items stored in computer memories, made or compiled by or on behalf of the Executive during the course of the Executive's employment with the Company, are the property of the Company and shall be delivered promptly upon the termination of the Executive's employment with the Company or at any other time upon request; provided, however, that the Executive may retain copies of the foregoing to the extent that such materials do not constitute confidential information of the Company or any of its affiliates.

      The Executive agrees that the Company will suffer irreparable harm if any provisions of this Section 5.6 are not performed in accordance with its terms or is otherwise breached by the Executive. Accordingly, the Executive agrees that the Company will be entitled to temporary or injunctive relief to prevent any breach or threatened breach of this Section 5.6, and to specific enforcement of the terms set forth herein, in addition to any other remedies at law or in equity that may be available. If any court determines that any of the provisions of this Section 5.6, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be unenforceable.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

/s/ KLAUS P. BESIER
-------------------
Executive

/s/ CHRISTIAN J. MISVAER
------------------------
Company

Name: Christian J. Misvaer
      --------------------

Title: Secretary
       ---------


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